Exhibit 99.2
Employment Agreement
          This Agreement is entered into as of August 21, 2007, by and between Robert Jurkowski (the “Employee”) and Selectica, Inc. , a Delaware corporation (the “Company”).
          1. Duties and Scope of Employment.
          (a) Position. For the term of his employment under this Agreement (the “Employment”), the Company agrees to employ the Employee in the position of Chief Executive Officer. The Employee shall report to the Company’s Board of Directors (the “Board”).
          (b) Obligations to the Company. During his Employment, the Employee (i) shall devote his full business efforts and time to the Company, (ii) shall not engage in any other employment, consulting or other business activity that would create a conflict of interest with the Company, (iii) shall not assist any person or entity in competing with the Company or in preparing to compete with the Company and (iv) shall comply with the Company’s policies and rules, as they may be in effect from time to time. However, the Employee may serve on the boards of directors of a reasonable number of other corporations, subject to the Board’s approval.
          (c) No Conflicting Obligations. The Employee represents and warrants to the Company that he is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with his obligations under this Agreement. The Employee represents and warrants that he will not use or disclose, in connection with his Employment, any trade secrets or other proprietary information or intellectual property in which the Employee or any other person has any right, title or interest and that his Employment will not infringe or violate the rights of any other person. The Employee represents and warrants to the Company that he has returned all property and confidential information belonging to any prior employer.
          2. Cash and Incentive Compensation.
          (a) Salary. The Company shall pay the Employee as compensation for his services a base salary at a gross annual rate of not less than $360,000. Such salary shall be payable in accordance with the Company’s standard payroll procedures. (The annual compensation specified in this Subsection (a), together with any increases in such compensation that the Company may grant from time to time, is referred to in this Agreement as “Base Salary.”)
          (b) Incentive Bonuses. The Employee shall be eligible to be considered for semi-annual incentive bonuses with a target amount equal to 25% of his Base Salary. Such bonuses (if any) shall be awarded based on the attainment of strategic objectives by the Company. Such objectives shall be established by the Compensation Committee of the Board, and its determinations with respect to such bonuses shall be final and binding.

          (c) Stock Option. As soon as reasonably practicable on or after the date of this Agreement, the Company shall grant the Employee additional options to purchase 600,000 shares of the Company’s Common Stock (the “Options”). The Options shall be granted under the Company’s 1999 Equity Incentive Plan, as amended (the “Plan”). The exercise price per share of the Options shall be equal to the closing price per share of the Company’s Common Stock on the date of grant. The term of the Options shall be 10 years, subject to earlier expiration in the event of the termination of the Employee’s Employment. The Options shall become exercisable for one-quarter of the total number of shares when the Employee completes 12 months of continuous service following the date of this Agreement and for 1/48th of the total number of shares when he completes each month of continuous service thereafter. In addition, the Options shall immediately become exercisable for one-half of the remaining unexercisable shares if the Company is subject to a Change in Control within 12 months after the date of this Agreement. (Certain terms are defined in Section 12.) The Options shall immediately become exercisable for all of the shares if the Company is subject to a Change in Control more than 12 months after the date of this Agreement. All shares purchased by exercising the Options shall be fully vested. The grant of the Options shall be subject to the other terms and conditions set forth in the Plan and the Company’s standard form of Stock Option Agreement.
          (d) Restricted Stock Units. As soon as reasonably practicable on or after the date of this Agreement, the Company shall grant the Employee 400,000 units representing shares of the Company’s Common Stock (the “Units”). The Units shall be granted under the Plan. The Units shall vest based on the attainment of strategic objectives by the Company. Such objectives shall be established by the Compensation Committee of the Board, and its determinations with respect to the vesting of the Units shall be final and binding. In addition, one-half of the remaining unvested Units shall immediately vest if the Company is subject to a Change in Control within 12 months after the date of this Agreement. All of the Units shall immediately vest if the Company is subject to a Change in Control more than 12 months after the date of this Agreement. The grant of the Units shall be subject to the other terms and conditions set forth in the Plan and the Company’s form of Stock Unit Agreement.
          3. Vacation and Employee Benefits. During his Employment, the Employee shall be eligible for paid vacations in accordance with the Company’s vacation policy, as it may be amended from time to time. During his Employment, the Employee shall also be eligible to participate in the employee benefit plans maintained by the Company, subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan.
          4. Business Expenses. During his Employment, the Employee shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse the Employee for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company’s generally applicable policies. The Company shall also pay, or reimburse the Employee for, his membership fees for Vistage International, Inc.
          5. Term of Employment.

          (a) Termination of Employment. The Company may terminate the Employee’s Employment at any time and for any reason (or no reason), and with or without Cause, by giving the Employee notice in writing. The Employee may terminate his Employment by giving the Company 30 days’ advance notice in writing. The Employee’s Employment shall terminate automatically in the event of his death. The termination of the Employee’s Employment shall not limit or otherwise affect his obligations under Section 7.
          (b) Employment at Will. The Employee’s Employment with the Company shall be “at will,” meaning that either the Employee or the Company shall be entitled to terminate the Employee’s Employment at any time and for any reason, with or without Cause. Any contrary representations that may have been made to the Employee shall be superseded by this Agreement. This Agreement shall constitute the full and complete agreement between the Employee and the Company on the “at will” nature of the Employee’s Employment, which may only be changed in an express written agreement signed by the Employee and a duly authorized officer of the Company.
          (c) Rights upon Termination. Except as expressly provided in Section 6, upon the termination of the Employee’s Employment, the Employee shall only be entitled to the compensation, benefits and expense reimbursements that the Employee has earned under this Agreement before the effective date of the termination. The payments under this Agreement shall fully discharge all responsibilities of the Company to the Employee.
          6. Termination Benefits.
          (a) Preconditions. Any other provision of this Agreement notwithstanding, this Section 6 shall not apply unless the following requirements are satisfied:
               (i) The Employee has executed a general release of all claims that he may then have against the Company or persons affiliated with the Company. The release shall be in a form mutually agreed upon by the Company and the Employee within 30 days after his Employment termination date. The Employee shall execute the release within the period set forth in the form.
               (ii) The Employee has returned all property of the Company in the Employee’s possession.
               (iii) If requested by the Board, the Employee has resigned as a member of the Board and as a member of the Boards of Directors of all subsidiaries of the Company, to the extent applicable.
          (b) Involuntary Termination. If, during the term of this Agreement, the Employee is subject to an Involuntary Termination, then the Company shall pay the Employee a severance benefit equal to his annual Base Salary at the rate in effect at the time of the termination of Employment (the “Severance Benefit”). One-half of the Severance Benefit shall be paid in a lump sum within 10 business days after the termination of Employment, and the balance of the Severance Benefit shall be paid in equal monthly installments during the 12-month period following the termination of his Employment.

          The amount of the Severance Benefit shall be reduced by the amount of any severance pay or pay in lieu of notice that the Employee receives from the Company under a federal or state statute (including, without limitation, the Worker Adjustment and Retraining Notification Act).
          If the Company determines that the Employee is a “specified employee” under Section 409A(a)(2)(B)(i) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder when his Employment terminates, then (i) payments of the Severance Benefit, to the extent not exempt from Section 409A of the Code, shall commence on the earliest practicable date that occurs more than six months after the Employment termination date and (ii) the payments that otherwise would have been made during the first six months following the Employment termination date shall be made in a lump sum on the first day of the seventh month after the Employment termination date.
          (c) Health Insurance. If Subsection (b) above applies, and if the Employee elects to continue health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for himself and, if applicable, his dependents following the termination of his Employment, then the Company shall pay the employer portion of the monthly premium under COBRA for the Employee and, if applicable, such dependents until the earliest of (i) the close of the 12-month period following the termination of his Employment, (ii) the expiration of the Employee’s continuation coverage under COBRA or (iii) the date when the Employee receives substantially equivalent health insurance coverage in connection with new employment or self-employment. If continuation coverage under COBRA becomes unavailable for reasons beyond the Employee’s control during the 12-month period following the termination of his Employment, then the Company shall at that time pay the Employee a lump sum equal to the monthly amount that the Company paid most recently under this Subsection (c) multiplied by the number of remaining months in such 12-month period.
          (d) Pro Rata Bonus. If Subsection (b) above applies, then the Company shall also pay the Employee the product of (i) the Employee’s target bonus under Section 2(b) for the fiscal year in which his Employment terminates multiplied by (ii) a fraction, the numerator of which is the number of days for which the Employee was employed by the Company during such fiscal year and the denominator of which is 365.
          7. Non-Solicitation and Non-Disclosure.
          (a) Non-Solicitation. During the period commencing on the date of this Agreement and continuing until the first anniversary of the date when the Employee’s Employment terminated for any reason, the Employee shall not directly or indirectly, personally or through others, solicit or attempt to solicit (on the Employee’s own behalf or on behalf of any other person or entity) either (i) the employment of any employee or consultant of the Company or any of the Company’s affiliates or (ii) the business of any customer of the Company or any of the Company’s affiliates.
          (b) Non-Disclosure. The Employee shall enter into a Proprietary Information and Inventions Agreement with the Company, in the Company’s standard form (the “PIIA”), which is incorporated herein by this reference.

          8. Successors.
          (a) Company’s Successors. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets. For all purposes under this Agreement except Section 7(a), the term “Company” shall include any successor to the Company’s business and/or assets which becomes bound by this Agreement.
          (b) Employee’s Successors. This Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.
          9. Arbitration. Any controversy or claim arising out of this Agreement and any and all claims relating to the Employee’s Employment with the Company shall be settled by final and binding arbitration. The arbitration shall take place in Santa Clara County, California, or, at the Employee’s option, the County in which the Employee primarily worked when the arbitrable dispute or claim first arose. The arbitration shall be administered by the American Arbitration Association under its National Rules for the Resolution of Employment Disputes. Any award or finding shall be confidential. The Employee and the Company agree to provide one another with reasonable access to documents and witnesses in connection with the resolution of the dispute. The Employee and the Company shall share the costs of arbitration equally, except that the Company shall bear the cost of the arbitrator’s fee and any other type of expense or cost that the Employee would not be required to bear if the Employee were to bring the dispute or claim in court. Each party shall be responsible for its own attorneys’ fees; provided, however, that the arbitrator shall award to the prevailing party in any such dispute its attorneys’ fees and costs, in addition to all other appropriate relief. This Section 9 shall not apply to claims for workers’ compensation benefits or unemployment insurance benefits. Injunctive relief and other provisional remedies shall be available in accordance with Section 1281.8 of the California Code of Civil Procedure.
          10. Golden Parachute Excise Tax. In the event that any payment or benefit received by the Employee pursuant to this Agreement (a “Payment”) would constitute a “parachute payment” within the meaning of Section 280G of Code and, but for this sentence, would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Employee shall have the option of having such Payment be equal to a reduced amount. Such reduced amount shall be calculated as either (i) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (ii) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes and the Excise Tax (all computed at the highest applicable marginal rate), results in the Employee’s receipt, on an after-tax basis, of the greater amount of the Payment, notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the reduced amount, the reduction shall occur in the following order: a reduction of cash payments; cancellation of accelerated vesting of stock awards, if applicable; and reduction of employee benefits. The Employee’s election to take a reduced amount, if any, shall be irrevocable and shall be made prior to the time such payment would otherwise be due.
          If the Company reasonably determines that this Section 10 may apply, it shall engage an independent accounting firm to perform the foregoing calculations. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder. The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Employee and the Company, at least five days in advance of the date on which the Employee’s right to a Payment is triggered (if requested at that time by the Employee or the Company) or at such other time as requested. Any good-faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Employee and the Company.
          11. Miscellaneous Provisions.
          (a) Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, when delivered by FedEx with delivery charges prepaid, or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address that he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.
          (b) Modifications and Waivers. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.
          (c) Whole Agreement. No other agreements, representations or understandings (whether oral or written and whether express or implied) that are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement, the Stock Option Agreement described in Section 2(c), the Stock Unit Agreement described in Section 2(d) and the PIIA contain the entire understanding of the parties with respect to the subject matter hereof.
          (d) Taxes. All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law. The Company shall not have a duty to design its compensation policies in a manner that minimizes the Employee’s tax liabilities, and the Employee shall not make any claim against the Company or the Board related to tax liabilities arising from the Employee’s compensation.
          (e) Choice of Law and Severability. This Agreement shall be interpreted in accordance with the laws of the State of California (except their provisions governing the choice of law). If any provision of this Agreement becomes or is deemed invalid, illegal or unenforceable in any applicable jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the minimum extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision shall be stricken and the remainder of this Agreement shall continue in full force and effect. If any provision of this Agreement is rendered illegal by any present or future statute, law, ordinance or regulation (collectively the “Law”), then such provision shall be curtailed or limited only to the minimum extent necessary to bring such provision into compliance with the Law. All the other terms and provisions of this Agreement shall continue in full force and effect without impairment or limitation.
          (f) No Assignment. This Agreement and all rights and obligations of the Employee hereunder are personal to the Employee and may not be transferred or assigned by the Employee at any time. The Company may assign its rights under this Agreement to any entity that assumes the Company’s obligations hereunder in connection with any sale or transfer of all or a substantial portion of the Company’s assets to such entity.
          (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          12. Definitions.
          (a) Cause. For all purposes under this Agreement, “Cause” shall mean:
               (i) An unauthorized use or disclosure by the Employee of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company;
               (ii) A material breach by the Employee of any agreement between the Employee and the Company;
               (iii) A material failure by the Employee to comply with the Company’s written policies or rules;
               (iv) The Employee’s conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State thereof;
               (v) The Employee’s gross negligence or willful misconduct;
               (vi) A continuing failure by the Employee to perform assigned duties after receiving written notification of such failure from the Board; or
               (vii) A failure by the Employee to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested the Employee’s cooperation.

          (b) Change in Control. For all purposes under this Agreement, “Change in Control” shall mean:
               (i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity;
               (ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets;
               (iii) A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either:
               (A) Had been directors of the Company on the date 24 months prior to the date of such change in the composition of the Board (the “Original Directors”); or
               (B) Were appointed to the Board, or nominated for election to the Board, with the affirmative votes of at least a majority of the aggregate of (I) the Original Directors who were in office at the time of their appointment or nomination and (II) the directors whose appointment or nomination was previously approved in a manner consistent with this Subparagraph (B); or
               (iv) Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Paragraph (iv), the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of such Act but shall exclude (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a parent or subsidiary of the Company and (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.
A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

          (c) Involuntary Termination. For all purposes under this Agreement, “Involuntary Termination” shall mean a termination of the Employee’s service that occurs by reason of (i) his involuntary dismissal or discharge by the Company for reasons other than Cause or (ii) his voluntary resignation following (A) a change in his position with the Company that materially reduces his level of responsibility, (B) a reduction in his level of Base Salary, (C) a relocation of his place of employment by more than 35 miles or (D) the failure of any successor to the Company to assume the Company’s obligations under this Agreement, provided and only if such change, reduction or relocation is effected by the Company without the Employee’s consent.
          IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

Selectica, Inc.

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